7737ANY [2900 Westchester Avenue Purchase, New York 10577] ENDORSEMENT GUARANTEED MINIMUM WITHDRAWAL BENEFIT Thank you for choosing Jackson National Life Insurance Company of New York®, hereinafter referred to as "the Company" or "Jackson of New York®." This guaranteed minimum withdrawal benefit (GMWB) is made a part of the Contract to which it is attached. This benefit provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the Contract equal to the Guaranteed Annual Withdrawal Amount Percentage (GAWA%), shown on the Supplemental Contract Data Pages, of the Guaranteed Withdrawal Balance (GWB). The GWB is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating cash surrender benefit other guaranteed benefits. Certain provisions of Your Contract are revised as described below and are in effect on the Effective Date of this endorsement as shown on the Supplemental Contract Data Pages. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. This endorsement is available only to eligible beneficiaries who will receive stretch distributions of the death benefit consistent with the provisions herein. BENEFICIARIES ELECTING THIS ENDORSEMENT ARE CONSIDERED "OWNERS" SOLELY FOR PURPOSES OF THIS ENDORSEMENT AND OTHER CONTRACT PROVISIONS APPLICABLE TO A BENEFICIARY RECEIVING STRETCH DISTRIBUTIONS. PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED. THE OWNER MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE ANNUITANT MAY NOT BE CHANGED. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. YOU ARE ENCOURAGED TO SEEK LEGAL AND/OR TAX ADVICE. THE COMPANY RESERVES THE RIGHT TO INCREASE THE GMWB CHARGE IN THE FUTURE. YOU CAN ELECT TO OPT OUT OF ANY FUTURE GMWB CHARGE INCREASE, HOWEVER UPON SUCH ELECTION, NO SUBSEQUENT PREMIUM PAYMENTS WILL BE ALLOWED, WHICH MAY IMPACT THE POTENTIAL VALUE AND DURATION OF THIS BENEFIT.

7737ANY 2 THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT CAN ONLY BE TAKEN AS A WITHDRAWAL BENEFIT AND DOES NOT INCREASE THE CONTRACT VALUE. THIS IS AN OPTIONAL BENEFIT AND THERE IS AN ADDITIONAL COST TO THE SEPARATE ACCOUNT CONTRACT VALUE FOR THE BENEFIT PROVIDED. PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE GREATER OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT OR STRETCH REQUIRED MINIMUM DISTRIBUTION (STRETCH RMD) COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. WITHDRAWALS UNDER THE GMWB ARE NOT CUMULATIVE. GUARANTEED WITHDRAWALS AVAILABLE BUT NOT TAKEN DURING ANY GIVEN CONTRACT YEAR CANNOT BE TAKEN AS A GUARANTEED WITHDRAWAL IN A SUBSEQUENT CONTRACT YEAR. UPON A TOTAL WITHDRAWAL OF THE CONTRACT VALUE, THE GMWB IS TERMINATED WITHOUT VALUE. SURRENDER OF YOUR CONTRACT WITH A REDUCED OR ZERO CONTRACT VALUE MAY NOT BE APPROPRIATE IF THE GWB IS POSITIVE. FOR INFORMATION ON HOW THIS GMWB IS CALCULATED, PLEASE SEE THE ILLUSTRATION ON PAGE 8. THIS ENDORSEMENT PROVIDES NO CASH OR NONFORFEITURE VALUES. CERTAIN DEFINITIONS AS FOUND IN THE CONTRACT HAVE BEEN LISTED BELOW FOR INFORMATIONAL PURPOSES. CONTRACT VALUE. The Contract Value is the sum of the Separate Account Contract Value and the Fixed Account Contract Value. SEPARATE ACCOUNT CONTRACT VALUE. The current value of the amounts under this Contract allocated to the Separate Account's Investment Divisions. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this endorsement only. All other terms defined in the Contract that are used in this endorsement have the same definition as in the Contract. "BENEFICIARY. The natural person or entity named by the Owner under this GMWB and eligible to elect to continue this GMWB and its benefits after the death of the Owner. CONTRACT MONTH. The one-month period beginning on the Issue Date or any Contract Monthly Anniversary. CONTRACT MONTHLY ANNIVERSARY. Each one-month anniversary of the Issue Date. GMWB CHARGE BASE. The value used to determine the GMWB Charge deducted at the end of each Contract Month.

7737ANY 3 GMWB MATURITY YEAR. The year in which any remaining GWB in excess of the Contract Value will automatically be paid out, based on the number of years after the latest required date for the first Stretch RMD. The GMWB Maturity Year is determined based on the Owner's attained age on the latest required date for the first Stretch RMD as outlined in the GMWB Maturity Year Table on page 2 of the Supplemental Contract Data Pages for this endorsement. Any payments of the GWB in excess of the Contract Value will occur on the Contract Anniversary occurring in the GMWB Maturity Year. GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum guaranteed amount the Owner is allowed to withdraw each Contract Year, subject to the Stretch RMD exception stated in this endorsement, for the guarantee to remain fully effective. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage upon which the GAWA is based. GUARANTEED WITHDRAWAL BALANCE (GWB). The guaranteed amount available for future periodic partial withdrawals until the earlier of the death of the Owner or the Contract Anniversary occurring in the GMWB Maturity Year. STRETCH REQUIRED MINIMUM DISTRIBUTION (Stretch RMD). The amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement resulting from the death of a previous owner, applicable to only this Contract. For purposes of this endorsement, this definition includes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract." 2) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of the Owner is incorrectly stated on the Effective Date of the GMWB then, on the date the misstatement is discovered, the GWB and GAWA will be recalculated based on the GAWA% applicable at the correct age." 3) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period, if the GMWB is in effect, the Contract's annual report will also include: the beginning and ending GWB, the applicable GAWA% and the GAWA amount available for withdrawal in the following Contract Year, and the Contract Value after the application of the GMWB Charges." 4) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to make periodic partial withdrawals until the earlier of the Owner's death, the depletion of the GWB, or the Contract Anniversary occurring in the GMWB Maturity Year, regardless of the performance of the Investment Divisions or level of the Contract Value. (Upon death of the Owner of a Qualified Plan Contract with a single Beneficiary, the Beneficiary can elect to continue the GMWB and its benefits.) The guarantee is fully effective if periodic partial withdrawals taken within any one Contract Year do not exceed the greater of the GAWA or the Stretch RMD. Guaranteed withdrawals under the GMWB are non-cumulative; therefore, if You do not take the GAWA or the Stretch RMD in one year, You may not take more than the greater of the GAWA or Stretch RMD as a guaranteed withdrawal in subsequent years.

7737ANY 4 The withdrawals made under this endorsement are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract or any other endorsements attached to the Contract. For purposes of this endorsement, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Effective Date of this endorsement, including any applicable charges and adjustments to such withdrawals. The total amount received under the guarantee may be less than the GWB at election due to the application of these charges and adjustments. Any withdrawal less than or equal to the greater of the GAWA or the Stretch RMD is considered a partial withdrawal rather than a full withdrawal, even if it is greater than or equal to the Contract Value. A partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the greater of the GAWA or the Stretch RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the greater of the GAWA or the Stretch RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply. Stretch RMD withdrawals in excess of the Free Withdrawal amount will not be subject to a Withdrawal Charge, if applicable. Assessment of GMWB Charge. The GMWB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. The GMWB Charge will be deducted on a pro rata basis from the Investment Divisions of the Separate Account at the end of each Contract Month. GMWB Charges in excess of the Separate Account Contract Value will be waived. GMWB Charges result in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. Upon termination of the GMWB, a pro rata GMWB Charge will be deducted from Your Separate Account Contract Value for the period since the last monthly GMWB Charge. The Company reserves the right to increase the GMWB Charge percentage, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge provision found on the Supplemental Contract Data Pages. Guaranteed Withdrawal Balance. On the Effective Date of this endorsement, the GWB is determined as follows and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages: 1. If the Effective Date of this endorsement is the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable premium taxes. 2. If the Effective Date of this endorsement is after the Issue Date of the Contract, the GWB equals the Contract Value on the Effective Date of this endorsement. With each subsequent Premium payment received after the Effective Date of this endorsement, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the GWB Maximum.

7737ANY 5 With each partial withdrawal, the GWB is reduced. Withdrawals in excess of the GAWA but less than or equal to the Stretch RMD are subject to favorable withdrawal treatment, contingent upon Your acceptance of the Company's calculations of the Stretch RMD amounts. The Stretch RMD calculations will be limited to this Contract only. Partial withdrawals will affect the GWB as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the Stretch RMD, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the Stretch RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceed the greater of the GAWA or the Stretch RMD, and the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or b. zero. The GWB may not be withdrawn as a lump-sum and is not payable as a death benefit. Guaranteed Annual Withdrawal Amount. The GAWA% is the percentage upon which the GAWA is based and is defined on the Supplemental Contract Data Pages. The GAWA% is determined at the earlier of: 1) the date You elect to opt out of an increase to the GMWB Charge percentage, 2) the time of the first withdrawal, after the Effective Date of this endorsement, 3) the date that the Contract Value reduces to zero, or 4) the date that the GMWB endorsement is continued by a Beneficiary. The GAWA% is based on the Owner's attained age at the time of determination. The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination. With each subsequent Premium payment received after the GAWA% is determined, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the lesser of: 1. the GAWA% multiplied by the subsequent Premium payment, net of any applicable premium taxes; or 2. the GAWA% multiplied by the increase in the GWB. Partial withdrawals will affect the GAWA as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the Stretch RMD, the GAWA will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the Stretch RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceed the greater of the GAWA or the Stretch RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal.

7737ANY 6 At the end of each Contract Year after the GAWA has been determined, if the GWB is less than the GAWA, the GAWA is set equal to the GWB. GMWB Charge Base. On the Effective Date of this endorsement, the GMWB Charge Base is equal to the GWB and is subject to the GWB Maximum shown on the Supplemental Contract Data pages. With each subsequent Premium payment received after the Effective Date of this endorsement, the GMWB Charge Base is equal to the GMWB Charge Base prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the GWB Maximum. Partial withdrawals will affect the GMWB Charge Base as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the Stretch RMD, the GMWB Charge Base will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the Stretch RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceed the greater of the GAWA or the Stretch RMD, and the GMWB Charge Base is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal. GMWB Maturity Year. On the Contract Anniversary occurring in the GMWB Maturity Year, an amount equal to the excess of GWB over the Contract Value will be paid to the Owner. If the GWB is less than the Contract Value, no payment will be made. After any payment the GWB will be set to zero and the GMWB will terminate. Contract Value Reduces to Zero. If the Contract Value is reduced to zero, all other rights under the Contract cease, no subsequent Premium payments will be accepted, all other endorsements are terminated without value and continuation by a Beneficiary is not available upon the death of the Owner. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Owner's attained age at the time the Contract Value falls to zero and the GAWA will be equal to the GAWA% multiplied by the GWB. The Owner will receive annual payments of the GAWA until the GWB, if any, is depleted or until the death of the Owner, if earlier. The last payment will not exceed the remaining GWB at the time of payment. On the Contract Anniversary occurring in the GMWB Maturity Year, any remaining GWB will be paid to the Owner. No further payments will be made. Upon the death of the Owner, all payments will cease, including any payments on the Contract Anniversary occurring in the GMWB Maturity Year. Subject to the Company's approval, You may elect to receive payments more frequently than annually. However, the total of the payments made during the year may not exceed the annual payment amount described above.

7737ANY 7 With each payment the GWB is reduced by the amount of the payment until the GWB is depleted." 5) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon the death of the Owner, while the Contract is still in effect, the GMWB terminates without value, unless continued by the Beneficiary. This continuation option is only available on Qualified Plans with a single Beneficiary. Upon continuation of the Contract by the Beneficiary, the Beneficiary may elect to continue the GMWB, in which case the GMWB will remain in force and may not be subsequently terminated independently from the Contract to which it is attached. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the original Owner's attained age at the time of death and the GAWA will be equal to the GAWA% multiplied by the GWB. Otherwise, the GAWA will not change due to the continuation. The GMWB Charge Base, GMWB Maturity Year, and GWB will not change due to continuation. MISSTATEMENT OF DEATH DATE. If the original owner's date of death is incorrectly stated on the Effective Date of the GMWB, then the eligibility of GMWB election will be re-determined on the date the misstatement is discovered based on the correct date of death." TERMINATION OF THE GMWB. The GMWB terminates, a pro rata GMWB Charge will be deducted from Your Separate Account Contract Value for the period since the last monthly GMWB Charge, and all endorsement benefits end on the earlier of: 1. the date of a total withdrawal; 2. the first date upon which the GWB equals zero; and 3. the date upon which the Contract terminates because the Owner dies, unless continued by the Beneficiary on a Qualified Plan Contract. Signed for the Jackson National Life Insurance Company of New York [President]

7737ANY 8 Illustration of the Calculation of the Guaranteed Minimum Withdrawal Benefit. These examples are provided to assist You in understanding how the GWB and GAWA values are computed for this endorsement. The examples only depict limited circumstances and specific factual assumptions. The results may vary depending upon the timing or sequence of actions as well as changes in market conditions. The following examples assume You elect the GMWB when You purchase Your Contract and Your initial Premium payment is $100,000. No other optional benefits are elected. At the time of Your first withdrawal, it is assumed that You are 65 years old. Under these circumstances, Your initial GWB is $100,000, Your GAWA% is 5.5% and Your initial GAWA is $5,500. Both examples assume that Your GAWA exceeds Your RMD. Example 1: Withdrawal equal to the GAWA when the Contract Value has decreased due to negative market performance. If You withdraw the GAWA ($5,500) and Your Contract Value is $78,000 at the time of withdrawal, then  Your GWB becomes $94,500, which is Your prior GWB ($100,000) minus the GAWA ($5,500).  Your GAWA for the next year remains $5,500, because You did not take more than the GAWA ($5,500). Example 2: Withdrawal exceeds the greater of the GAWA or the Stretch RMD when the Contract Value has decreased due to negative market performance. If You withdraw $20,000, Your GAWA of $5,500 is greater than Your Stretch RMD, and Your Contract Value is $78,000 at the time of withdrawal, then  The dollar for dollar portion of the withdrawal is equal to the GAWA ($5,500). The excess withdrawal is the amount by which the partial withdrawal exceeds the GAWA: $20,000- $5,500 = $14,500.  The Contract Value, after reduction for the dollar for dollar portion of the withdrawal, is $72,500 ($78,000 - $5,500). The excess withdrawal of $14,500 reduces the Contract Value by 20% ($14,500/$72,500 = 20%).  Your new GWB is $75,600, which is Your prior GWB minus the dollar for dollar portion of the withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal (($100,000 - $5,500) x (1-20%) = $75,600).  Your new GAWA is $4,400, which is the GAWA prior to the withdrawal reduced by 20% ($5,500 x (1-20%) = $4,400). As shown by the examples above, taking a withdrawal that exceeds the greater of the GAWA or the Stretch RMD can reduce the value of the Guaranteed Minimum Withdrawal Benefit in two ways: 1) the GAWA is reduced, and 2) the GWB may be reduced by an amount greater than the amount of the actual partial withdrawal. In the case illustrated in Example 2, the GWB was reduced by an amount of $24,400 ($100,000 - $75,600), which is greater than the actual partial withdrawal of $20,000.

7737ANY-S SUPPLEMENTAL CONTRACT DATA PAGES Contract Number: [1234567890] Benefit: Guaranteed Minimum Withdrawal Benefit Owner: [John Doe] Owner Issue Age: [45] Guaranteed Withdrawal Balance Maximum: [$5,000,000.00] GAWA%: Attained Age GAWA% [0-54 4.5% 55-59 5.0% 60+ 5.5%] Guaranteed Minimum Withdrawal Benefit (GMWB) Charge. The charge percentage equals [0.0925%] of the Guaranteed Withdrawal Balance (GWB) on a monthly basis and is deducted (i) at the end of each Contract Month; and (ii) upon termination of the GMWB. This charge may increase, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge. Maximum Guaranteed Minimum Withdrawal Benefit Charge. On each [5th] Contract Anniversary following the Effective Date of this endorsement, the Company reserves the right to increase the GMWB Charge percentage by up to [0.0200%] on a monthly basis. The Maximum GMWB Charge percentage is [0.1850%] on a monthly basis. If the GMWB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. You may elect to opt out of the current and any future GMWB Charge increases. Upon such election, no future Premium payments will be allowed. Such election is final and must be received in Good Order prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. Effective Date. This endorsement is effective on the Issue Date of the Contract to which it is attached unless otherwise stated. Signed for the Jackson National Life Insurance Company of New York [President]

SUPPLEMENTAL CONTRACT DATA PAGES (CONT'D)

GMWB Maturity Year Table

The GMWB Maturity Year is determined based on the Owner's attained age on the latest required date for the first Stretch RMD. Any payments of the GWB in excess of the Contract Value will occur on the Contract Anniversary occurring in the GMWB Maturity Year.

Age	GMWB Maturity Year	Age	GMWB Maturity Year	Age	GMWB Maturity Year
[0	82	27	56	54	30
1	81	28	55	55	29
2	80	29	54	56	28
3	79	30	53	57	27
4	78	31	52	58	26
5	77	32	51	59	26
6	76	33	50	60	25
7	75	34	49	61	24
8	74	35	48	62	23
9	73	36	47	63	22
10	72	37	46	64	21
11	71	38	45	65	20
12	70	39	44	66	20
13	69	40	43	67	19
14	68	41	42	68	18
15	67	42	41	69	17
16	66	43	40	70	16
17	65	44	39	71	16
18	64	45	38	72	15
19	63	46	37	73	14
20	62	47	36	74	14
21	62	48	35	75	13
22	61	49	35	76	12
23	60	50	34	77	12
24	59	51	33	78	11
25	58	52	32	79	10
26	57	53	31	80	10]

7737ANY-S 2